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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 23, 2007

                     Tortoise Capital Resources Corporation
             (Exact Name of Registrant as Specified in Its Charter)

         Maryland                      1-33292                   20-3431375
(State or Other Jurisdiction   (Commission File Number)         (IRS Employer
     of Incorporation)                                       Identification No.)

10801 Mastin Blvd., Suite 222, Overland Park, KS                    66210
(Address of Principal Executive Offices)                          (Zip Code)

                                 (913) 981-1020
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2007, Tortoise Capital Resources Corporation (the "Company")
entered into a new Credit Agreement (the "Credit Agreement") with U.S. Bank
National Association ("U.S. Bank"), as swingline lender, agent and lead arranger, and Bank of Oklahoma, N.A. (each a "Bank" and collectively, the
"Banks"). As discussed further in Item 1.02 below, the Credit Agreement replaces the Company's existing revolving credit facility. The Credit Agreement provides for a revolving credit facility of up to $20.0 million that can be increased to
$40.0 million if certain conditions are met. The revolving credit facility is available to (1) refinance the Company's existing revolving credit facility, (2)
finance investment opportunities in the ordinary course of the Company's business, (3) provide for general working capital and other general corporate needs, and (4) pay costs and expenses incurred in connection with closing the transactions contemplated by the Credit Agreement. The Credit Agreement terminates on March 21, 2008.

The Banks are not obligated to make loans to the Company under the Credit
Agreement until June 8, 2007. The Company may terminate in whole or reduce in part the unused portion of commitments under the Credit Agreement, which once reduced, may not be reinstated. The Company may prepay the loans, in whole or in part, at any time, without penalty or premium, subject to the payment of certain liquidated damages. If, at any time, the aggregate outstanding principal balance of the loans exceeds the borrowing base (at any date, 25% of the value of the
Company's total assets less all outstanding senior debt), the Company is obligated to prepay such excess amount.

Revolving credit loans accrue interest at an annual rate equal to (i) LIBOR plus
1.75% or (ii) the one month LIBOR quoted by U.S. Bank from Reuters Screen
LIBOR01 Page plus 1.75%, as specified by, and at the election of, the Company.
Accrued interest is payable on the first day of each month or the earlier of (i)
the last day of each interest period and (ii) three months following the first day of the then current interest period, depending on the type of loan and the applicable interest rate, and on the termination date. The outstanding principal balance is payable on the termination date. In the event, and during the continuation, of any event of default under the Credit Agreement, the loan will bear interest at a per annum rate equal to 3% above the otherwise applicable interest rate. The Company will pay a late fee of 5% of the amount of each payment due under the Credit Agreement that is not received by any Bank within 5 days after its due date. In addition, upon the occurrence of any event of default, the agent may terminate the obligations of the Banks to make loans under the Credit Agreement and may accelerate the Company's payment obligations under the Credit Agreement. The Company will pay an unused line fee quarterly at an annual rate equal to 0.375% for the preceding fiscal quarter of the difference between the total commitments and the average outstanding principal balance at the end of each day.

The Credit Agreement contains customary restrictions, limitations and exceptions to the Company's ability to incur liens, incur additional debt, merge or sell assets, make certain investments or distributions (only when an event of default exists), or engage in transactions with affiliates and other customary default provisions.

The Company's obligation to repay the Banks for any amounts borrowed under the
Credit Agreement is secured by a lien on all of the Company's assets pursuant to the terms of a Security Agreement between the Company and U.S. Bank as collateral agent.

The description of each of the Credit Agreement and the related Security
Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the Security Agreement that are filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

U.S. Bank serves as the Company's custodian for its securities and other assets pursuant to a custody agreement. U.S. Bank also serves as custodian for Tortoise
Energy Infrastructure Corporation ("TYG"), Tortoise Energy Capital Corporation
("TYY") and Tortoise North American Energy Corporation ("TYN"), which are affiliates of the Company. In addition, U.S. Bancorp Fund Services, LLC, an affiliate of U.S. Bank, provides fund accounting services to the Company pursuant to a fund accounting servicing agreement and provides fund administration services and fund accounting services to TYG and TYY, pursuant to fund administration servicing agreements and fund accounting servicing agreements. In addition, each of TYG, TYY and TYN have entered into interest rate swap contracts with U.S. Bank to protect itself from increasing interest expense on its leverage resulting from increasing short-term interest rates.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with and at the time that the Company entered into the new Credit
Agreement (as defined and described in Item 1.01 above), on April 23, 2007, the
Company's then-existing secured revolving credit facility with U.S. Bank, originally scheduled to extend to December 12, 2007, was terminated. There were no outstanding borrowings under that revolving credit facility at the time of termination, and no termination penalties were paid as a result of the termination.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated into this Item
2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

     10.1 Credit Agreement dated April 23, 2007 by and among Tortoise Capital
          Resources Corporation, U.S. Bank National Association and Bank of
          Oklahoma, N.A.

     10.2 Security Agreement dated April 23, 2007 by and between Tortoise
          Capital Resources Corporation and U.S. Bank National Association as
          collateral agent.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TORTOISE CAPITAL RESOURCES CORPORATION

Dated:  April 27, 2007                 By:  /s/ Terry Matlack
                                          --------------------------------------
                                            Terry C. Matlack
                                            Chief Financial Officer

                                  Exhibit Index

Exhibit No.    Description

   10.1        Credit Agreement dated April 23, 2007 by and among Tortoise
               Capital Resources Corporation, U.S. Bank National Association and
               Bank of Oklahoma, N.A.

   10.2        Security Agreement dated April 23, 2007 by and between Tortoise
               Capital Resources Corporation and U.S. Bank National Association
               as collateral agent.